Exhibit 23

KAHN BOYD LEVYCHIN & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
99 Wall Street, 10th Floor
New York, NY 10005

To the Board of Directors
East Coast Diversified Corporation
445 Park Avenue, 9th Floor
New York, NY 10022

Re: Consent to include audit report in Form 10-SB/12g

Gentlemen:

We consent to the inclusion of our Independent Auditor's Report dated July 15, 2003, covering the financial statements for the years ended April 30, 2003 and April 30, 2002 contained in the registration statement on Form 10-SB/12g for East Coast Diversified Corporation.

Yours truly,

/s/ Kahn Boyd Levychin & Company
July 23, 2003
New York, New York